Exhibit 99.1

TRANSGENOMIC FINALIZES DIVESTMENT OF ITS GENETIC ASSAYS & PLATFORMS

BUSINESS UNIT

Divestiture to ADSTEC Allows Transgenomic to Focus on Accelerating Commercialization of Its

High Potential Multiplexed ICE COLD-PCR™ (MX-ICP) Technology

OMAHA, Neb. (December 1, 2015) -- Transgenomic, Inc. (NASDAQ: TBIO) today announced that it has completed the divestment of its Genetic Assays & Platforms (GAP) Business Unit to ADSTEC Corporation, and one of its affiliates (ADSTEC). ADSTEC is a privately-held Japanese company that manufactures and sells specialized instruments and reagents for the biotechnology industry.

Transgenomic transferred all rights to its GAP products, licenses, technology, know-how and trademarks, along with associated product inventory, to ADSTEC. ADSTEC has assumed the business, financial and human resource commitments of the GAP Business Unit and paid Transgenomic $300,000 for its existing stock and inventory.

Paul Kinnon, President and Chief Executive Officer of Transgenomic, commented, “With the closing of this transaction, we have divested our last major legacy business. The aging WAVE product line and geographically diverse customer base of the GAP Business Unit would have required substantial investments to make it competitive. Instead, this divestiture is expected to reduce our expenses by more than $1,000,000 per quarter. Our management and Board of Directors believe our resources will be better invested in growing our high-potential products for molecular diagnostics and precision medicine, powered by our unique ICE COLD-PCR™ technology and growing expertise in developing and commercializing liquid biopsy assays.”

ADSTEC’s President, Mr. Tsutomu Kojima, noted, “We believe this is a good deal for both companies. ADSTEC has the infrastructure and resources to revitalize this business unit, which we view as highly complementary to our current efforts. We look forward to the opportunity to work with our new employees to build on the goodwill and customer loyalty that Transgenomic developed during its years of managing this business.”

About ADSTEC

ADSTEC Corporation, headquartered in Japan and with US and European subsidiaries, including ADS Biotec Inc., is a global leader in the development, manufacture and sale of automated instruments and consumables for use in cytogenetic, pathology and research laboratories. The company’s technology and services enable its customers to increase productivity and throughput while maintaining a high degree of quality and consistency. With the acquisition of the Genetic Assays & Platforms (GAP) Business Unit of Transgenomic, ADSTEC has a truly global presence with development, sales and support operations on three continents, and users in over 30 countries. With a company-wide commitment to quality and value, the company serves professionals and laboratories performing diagnostic analysis in the areas of cytogenetics, pathology and molecular genetic analysis. For more information, visit http://www.adsbiotec.com/.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR™ technology and its unique genetic tests provided through its Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These forward-looking statements include statements relating to the anticipated effects of the sale of the GAP Business Unit and Transgenomic’s anticipated investment in its other technologies. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, Transgenomic claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media:	Investors:
BLL Partners LLC	Transgenomic Investor Relations
Barbara Lindheim	investor.relations@transgenomic.com
212-584-2276
blindheim@bllbiopartners.com